                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 19, 2001



                            NEOSE TECHNOLOGIES, INC.
                            ------------------------
                 (Exact name of issuer as specified in charter)



         DELAWARE                         0-27718                  13-3549286
(State or Other Jurisdiction            (Commission            (I.R.S. Employer
    of Incorporation or                     file                Identification
       Organization)                       number)                   Number)


                                102 Witmer Road,
                           Horsham, Pennsylvania 19044
                    (Address of principal executive offices)


                                 (215) 441-5890

              (Registrant's telephone number, including area code)

Item 5 - Other Events.

         On December 19, 2001, Neose Technologies, Inc. ("Neose") announced that it entered into a research, development and license agreement with Wyeth-Ayerst Laboratories, the pharmaceutical division of American Home Products Corporation, for the use of Neose's GlycoAdvance(TM) technology to develop an improved production system for Wyeth's biopharmaceutical compound, rPSGL-Ig (P-selectin glycoprotein ligand). This is Neose's first commercial partner for GlycoAdvance. rPSGL-Ig is a P-selectin antagonist that is being developed to treat inflammation and thrombosis associated with acute coronary syndrome and reperfusion injury. It is currently being evaluated in Phase II clinical trials in patients being treated for heart attack. Wyeth is evaluating the use of GlycoAdvance in the production of rPSGL-Ig for Phase III clinical trials and commercial launch.

         Neose will develop processes for the commercial-scale manufacture of proprietary enzymes and sugar nucleotides to be used in the production of rPSGL-Ig, and will license GlycoAdvance to Wyeth for commercial production of the drug. If Wyeth receives FDA approval of the drug, during commercial production of Wyeth's current rPSGL-Ig, Neose will receive ongoing payments tied to yield improvements achieved using GlycoAdvance in the production of rPSGL-Ig. In addition, Wyeth has the option to use GlycoAdvance to develop a next generation rPSGL-Ig, in which case Neose would receive royalties on product sales.

         Under the agreement, Neose will receive license, research, and milestone payments that would total up to $17 million if all milestones are met. In addition to ongoing product payments, following FDA approval of the drug, Neose and Wyeth will also enter into a supply agreement for the long-term supply of GlycoAdvance process reagents.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         Exhibit No.     Description
         -----------     -----------

         10.1 * Research, Development and License Agreement, dated December 19, 2001, between Neose Technologies, Inc. and American Home Products Corporation.

         * Portions of this Exhibit were omitted and filed separately with the Secretary of the SEC pursuant to a request for confidential treatment that has been filed with the SEC.

                                   Signatures

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            NEOSE TECHNOLOGIES, INC.


Date: January 31, 2002                By: /s/ Stephen A. Roth
                                          ------------------------------------
                                          Stephen A. Roth
                                          Chairman and Chief Executive Officer

                       Index to Exhibits

Exhibit No.              Description
-----------              -----------

10.1* Research, Development and License Agreement, dated December 19, 2001, between Neose Technologies, Inc. and American Home Products Corporation.


* Portions of this Exhibit were omitted and filed separately with the Secretary of the SEC pursuant to a request for confidential treatment that has been filed with the SEC.

Portions of this exhibit were omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by asterisks.


                  RESEARCH, DEVELOPMENT, AND LICENSE AGREEMENT
                  --------------------------------------------

         This RESEARCH, DEVELOPMENT, AND LICENSE AGREEMENT (the "Agreement"), is effective as of December 19, 2001 ("Effective Date"), between NEOSE TECHNOLOGIES, INC., a Delaware corporation ("Neose"), and American Home Products Corporation, a Delaware corporation acting through its Wyeth-Ayerst Laboratories Division ("Wyeth").

                                   BACKGROUND
                                   ----------

         Neose has developed and continues to develop patented technology and related know-how, known as GlycoAdvanceTM, for the glycosylation of recombinant proteins and glycoprotein remodeling. Wyeth wishes to have Neose develop and provide reagents needed for Wyeth to integrate the GlycoAdvance(TM) technology into Wyeth's process for producing P-selectin Glycoprotein Ligand Immunoconjugate (PSGL-Ig). Under the terms and conditions of this Agreement, Neose is willing to develop and provide such reagents, and Neose is interested in licensing to Wyeth and Wyeth wishes to obtain from Neose a license under certain patents and know-how of Neose relating to the GlycoAdvance(TM) technology.

                                      TERMS
                                      -----

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained in this Agreement, and intending to be legally bound hereby, Wyeth and Neose agree as follows:

1. DEFINITIONS. Capitalized terms not otherwise defined shall have the meaning set forth in this Section 1.

         1.1 "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. Without limiting the foregoing, a Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least 50% of the voting stock or other ownership interest of the other Person.

         1.2 "Base Product" means a Product with a fucosylation pattern functionally equivalent to PSGL-Ig.

         1.3 "Blocking Patent" means any Patent Rights claimed to be owned or controlled by a Person (other than a party to this Agreement or an Affiliate of such party) with respect to which Patent Rights an assertion is being made by such Person that the use of the Neose Technology under this Agreement infringes such Person's Patent Rights.

         1.4 "Calendar Quarter" shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31 for so long as this Agreement is in effect.

         1.5 "Commercially Reasonable Efforts" shall mean efforts and resources normally used by a party in similar undertakings, taking into account the proprietary position of the product or technology involved, the regulatory structure involved, the profitability of such undertaking, the competitiveness of the relevant marketplace, and other relevant factors.

         1.6 "Commercial Sale" means any sale of Products by Wyeth, its Affiliates, or sublicensees to a Person other than their respective Affiliates or Neose.

         1.7 "Confidential Information" means any and all confidential or proprietary information of a party to this Agreement, including, without limitation, technical data, trade secrets or know-how, research, product plans, products, service plans, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances and other business information. Confidential Information shall be disclosed in writing and labeled "Confidential." In the event that Confidential Information is first disclosed orally or otherwise not in writing, it shall be identified as confidential at the time of disclosure and summarized in writing to the receiving party within 30 days after the initial disclosure.

         1.8 "Control" or "Controlled" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of an agreement or other arrangement with a Third Party existing before or after the Effective Date.

         1.9 "Designated Representative" means, in the case of Neose, its Vice President, Business and Commercial Development, or such other person designated by Neose in writing from time to time to Wyeth, and, in the case of Wyeth, its Senior Vice President of Global Business Development, or other such other person designated by Wyeth in writing from time to time to Neose.

         1.10 "Effective Date" shall mean the later of (i) the date of execution of the Agreement by both parties or (ii) if notification is required to be made under the HSR Act, the expiration or earlier termination of any notice and waiting period under the HSR Act.

         1.11 "FDA" means the United States Food and Drug Administration and any successor agency.

         1.12 "Field" means the process development and commercial manufacture, for use as a human therapeutic, of PSGL1-Ig and other proteins with amino acid sequences that are greater than ***% identical, or greater than ***% similar, to the *** of Wyeth's PSGL-IG, and contain an ***, and contain ***.

         1.13 "GMPs" shall mean current good manufacturing practices for the methods to be used in, and the facilities and controls to be used for, the manufacture, processing, packing and holding of biological products, all as set forth from time to time by the FDA, including all amendments and supplements thereto throughout the term of this Agreement.

         1.14 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         1.15 "Improvements" means any and all developments, discoveries, inventions, additions, amendments, modifications, ideas, processes, methods, compositions, formulae, techniques, information and data, whether or not patentable, conceived, developed or reduced to practice, that improve or beneficially change, or enhance the economic and technical attributes of, any Know-How or Patent Rights or any process, device or composition.

         1.16 "Joint Working Group" means the joint working group described in
Section 2.4.1.

         1.17 "Know-How" means any and all formulae, procedures, processes, methods, designs, know-how, show-how, trade secrets, discoveries, inventions (whether or not patentable), patent applications, licenses, software and source code, programs, prototypes, designs, discoveries, techniques, methods, ideas, concepts, data, engineering and manufacturing information, electronic control circuits, specifications, diagrams, drawings, schematics, blueprints and parts lists and other proprietary information, rights and works of authorship, whether or not reduced to writing.

         1.18 "Neose Patents" means all Patent Rights relating to methods and processes for glycosylation of recombinant proteins or glycoprotein remodeling and (i) currently Controlled by Neose and listed in Exhibit 1.18, as may be amended from time to time to include Patent Rights under clauses (ii) or (iii) hereof; (ii) developed by Neose in the conduct of the Project Plan, or (iii) subject to the rights of Third Parties, developed or acquired by Neose outside the Project Plan during the term of this Agreement.

         1.19 "Neose Project-Related Costs" means Neose's costs of conducting the Project, which costs shall be calculated at the rate of $*** per FTE.

         1.20 "Neose Technology" means the Neose Patents and any Know-How Controlled by Neose and relating to methods and processes for the glycosylation of recombinant proteins or glycoprotein remodeling.

         1.21 "New Product" means any Product that is not the Base Product.

         1.22 "Net Sales" means proceeds from Commercial Sales of Products by Wyeth, its Affiliates or sublicensees, as appropriate, to Third Parties, less the sum of (a) and (b) where (a) is a provision, determined under Generally Accepted Accounting Principles in the United States, for (i) reasonable trade, cash and quantity discounts or rebates (other than price discounts granted at the time of sale), reasonable service allowances and reasonable required agent's commissions, if any, allowed or paid, (ii) credits or allowances actually given or made for rejection or return of, previously sold products or for retroactive price reductions (including Medicare, Medicaid, and/or discounts and similar types or rebates and/or discounts), (iii) taxes, duties or other governmental charges levied on or measured by the billing amount (excluding income and franchise taxes), as adjusted for rebates and refunds, (iv) charges actually incurred for freight and insurance directly related to the distribution of Products (excluding amounts reimbursed by Third party customers), (v) bad debt actually written off by Wyeth in accordance with Wyeth accounting policies, and
(vi) credits or allowances actually given or made for wastage replacement, and
(b) is a periodic adjustment of the provision determined in (a) to reflect amounts actually incurred for (i), (ii), (iii), (iv), (v) and (vi). A "sale" of a Product is deemed to occur upon the invoicing, or if no invoice is issued, upon the earlier of shipment or transfer of title in the Product to a Third Party. In the event that Product is sold or distributed for use in combination with or as a component of another product or products (a "Combination Product"), the calculation of Net Sales from such Combination Product would be determined above by a fraction, the numerator of which is the fair market value of the Product in such Combination Product, and the denominator of which is the fair market value of the Combination Product. In the event that Wyeth would sell Product together with other products of Wyeth to Third Parties, and the price attributable to the Product is less than the average price of "arms length" sales to Third Parties for the reporting period in which sales occur (such sales to be excluded from the calculation of the average price of "arms length" sales), Net Sales for any such sales would be average price of "arms length" sales by Wyeth to Third Parties during the reporting period in which such sales relate.

         1.23 "Ownership Rights" means any and all right, title and interest under patent, copyright, trade secret and trademark law, or any other intellectual property or other law, in and to any Know-How, Patent Rights, or Improvements.

         1.24 "Patent Rights" means any patents or patent applications, including all corresponding foreign patents and patent applications, all divisions, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications.

         1.25 "Payment Components" shall have the meaning set forth in Exhibit 4.1.

         1.26 "Permit" means any governmental or regulatory filing, submission, approval, permit or license that is required by applicable law in any jurisdiction worldwide for clinical trials, Commercial Sales or other use of any of the Products.

         1.27 "Person" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, government, governmental agency, authority or instrumentality, or any other form of entity not specifically listed in this Agreement.

         1.28 "Product" means PSGL-Ig produced using the Neose Technology, or other proteins with amino acid sequences that are greater than ***% identical, or greater than ***% similar, to the *** of PSGL-Ig, and ***, and contain *** produced using the Neose Technology.

         1.29 "Project" means the project to be conducted hereunder by the parties in accordance with the Project Plan.

         1.30 "Project Manager" means the project managers described in Section 2.4.2.

         1.31 "Project Plan" means the plan of work to be created and updated by the parties pursuant to Section 2.2, and to be carried out by the parties under this Agreement.

         1.32 "PSGL-Ig" shall mean the glycoprotein identified in, and with the sequence and fucosylation pattern set forth in, Exhibit 1.32.

         1.33 "Reagents" means the enzymes and sugar nucleotides required to use the Neose Technology in the manufacture of Products.

         1.34 "Regulated Market" means any jurisdiction worldwide that requires a Permit for clinical trials, Commercial Sales or other use of the Products.

         1.35 "Regulatory Approval" shall mean all Permits by the competent authorities required for the regular marketing, promotion, pricing and sale of a Product in a Regulated Market.

         1.36 "Supply Agreement" means the supply agreement to be entered into between Neose and Wyeth in accordance with Section 8.

         1.37 "Territory" means the world.

         1.38 "Term" means the term of this Agreement, as described in Section 12.1.

         1.39 "Third Party" means any Person other than Wyeth, Neose, or their respective Affiliates.

         1.40 "Valid Patent Claim" means a claim of an issued and unexpired patent forming part of the Neose Patents that has not been held revoked, unenforceable or invalid by a decision of a court or other government agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, or which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

         1.41 "Wyeth Technology" means the Patent Rights and Know-How Controlled by Wyeth relating to PSGL-Ig.

2.       PROJECT.

         2.1 Conduct. Neose and Wyeth will use Commercially Reasonable Efforts to carry out their respective obligations under the Project Plan.

         2.2 Creation and Modification of Project Plan. Attached hereto as
Exhibit 2.2 is the Project Plan, setting forth an ***-month work plan summary and timetable. Within 60 days after the execution hereof, the parties will cooperate to amend the Project Plan to set forth additional detail regarding the work plan and the responsibilities of the parties. Neose shall be responsible for the development of validated, GMP processes for the production of Reagents for use in the manufacture of Products and protocols for the use of the Reagents in the manufacture of Products by Wyeth. The Project Plan may be amended or modified from time to time, but only in a writing signed by each party's Designated Representative.

         2.3 Funding. Wyeth will pay *** of the Neose Project-Related Costs quarterly in advance. No earlier than 30 days before the beginning of each Calendar Quarter, Neose will invoice Wyeth for such amount based on a budgeted estimate of Neose Project-Related Costs for such Calendar Quarter. Within 30 days after the end of each Calendar Quarter, Neose shall submit to Wyeth a written report setting forth the actual Neose Project-Related Costs for such Calendar Quarter, and shall, as applicable, pay to Wyeth any amounts paid by Wyeth for such Calendar Quarter in excess of *** of the actual Neose Project-Related Costs shown in such report, or invoice Wyeth for any additional amounts owed hereunder. Wyeth will pay all invoices delivered under this Section within sixty days after receipt.

         2.4 Management of Project.

             2.4.1 Joint Working Group. The Project will be managed by the Joint Working Group.

                   2.4.1.1 Composition. The Joint Working Group will consist of the Project Managers and two other representatives of each party. The initial Joint Working Group is listed in Exhibit 2.4.1. Wyeth's Project Manager will serve as the chair of the Joint Working Group. A party may change any of its representatives at any time by notice to the other.

                   2.4.1.2 Meetings. The Joint Working Group shall meet (in
             person or otherwise) at least once during each Calendar Quarter at such place and time as is agreed upon by the parties, to review the Project Plan and the progress of the Project. Neose and Wyeth shall bear their respective costs of attending such meetings. The Joint Working Group shall keep minutes of all such meetings. Prior to each such meeting, the Project Managers shall mutually select the party to keep the minutes for such meeting. Promptly following each meeting, the party assigned to keeping the minutes shall submit draft minutes to the other party for review and approval (not to be unreasonably withheld or delayed), which minutes shall be considered final only when both parties have approved them.

                   2.4.1.3 Dispute Resolution. If the Joint Working Group is
             unable to resolve, after thirty days, a dispute regarding any issue presented to it or arising in it, such dispute shall be referred to the Designated Representative of each party for good faith resolution for a period of thirty days. If such dispute is not resolved by the end of such thirty-day period, the parties shall be free to pursue any legal or equitable remedy available to them.

             2.4.2 Project Managers. Within thirty days after the Effective Date, each of the parties shall appoint a Project Manager, who will be each party's first point of contact with respect to the Project. Each Project Managers shall keep the other reasonably informed of their respective progress under the Project Plan. The Project Managers shall have appropriate authority and decision-making power to carry out their respective responsibilities hereunder. The Project Managers shall be responsible for overseeing and directing the research under and in accordance with the Project Plan.

         2.5 Cooperation. Throughout the Term, each party shall cooperate with the other in the conduct of the Project Plan, and will provide such information in its possession or under its control to the other party as is reasonably necessary for the other party to comply with and satisfy the requirements of any and all international, national, state, local or other laws, treaties, rules, procedures or regulations for purposes of this Agreement, or to carry out its obligations under this Agreement.

         2.6 Permits. Prior to any clinical trials, Commercial Sales or other use of any Product in a Regulated Market, Wyeth shall obtain at its expense all Permits. Wyeth shall submit all applications for Permits for the Products in the name of Wyeth or its Affiliates. Wyeth shall hold all such Permits, if and when granted, in its name alone. Neose, at Wyeth's expense, shall provide reasonable assistance and technical support to Wyeth in obtaining the Permits for the Products. Wyeth shall pay all expenses with respect to obtaining the Permits for the Products including, without limitation, the cost of clinical trials and preparation and prosecution of permit applications. Wyeth shall be solely responsible for renewing any Permits at its expense. Neose shall supply Wyeth, at Wyeth's expense, with Reagents for producing Products to be used in connection with prosecuting Permit applications such as clinical trials.

         2.7 Additional Development Activities. Except as set forth in Section
2.3 or in the Project Plan, neither party shall have any obligation to collaborate in, or fund, any further research, development, technical support, improvements, modifications, or other activities.

3. FEES AND DEVELOPMENT PAYMENTS.

         3.1 License Fee. In consideration of the licenses granted by Neose hereunder, Wyeth shall pay Neose a nonrefundable license fee of $*** within 10 business days after the Effective Date.

         3.2 Annual Maintenance Fee. In consideration of the development efforts of Neose under the Project Plan, Wyeth shall pay to Neose an annual maintenance fee of $***, commencing on the first business day of the Calendar Quarter following the last invoice to Wyeth for Neose Project-Related Costs pursuant to
Section 2.3, and thereafter on the anniversary of such date until the first Commercial Sale of a Product. In any year in which a development payment pursuant to Section 3.3 in excess of $*** is earned, the annual maintenance fee paid in such year pursuant to this Section 3.2 shall be credited against payment of such development payment.

         3.3 Development Payments. In consideration of the development efforts of Neose under the Project Plan, Wyeth shall pay Neose the amounts set forth in
Exhibit 3.3 upon the occurrence of the corresponding events set forth therein.

4. PRODUCT PAYMENTS AND ROYALTIES.

         4.1 Product Payments. With respect to the Base Product, from and after the first Commercial Sale, Wyeth will make quarterly payments in accordance with
Exhibit 4.1 within 10 days after the end of each Calendar Quarter.

         4.2 Royalties. With respect to a New Product, Wyeth will pay royalties to Neose in accordance with Exhibit 4.2 within 45 days after the end of each Calendar Quarter. Royalty payments shall commence, with respect to each New Product in each country, on the date of first Commercial Sale in such country.

         4.3 Currency Conversion. If any currency conversion from a foreign currency into United States Dollars shall be required in connection with the calculation of Net Sales, such conversion shall be made using the average exchange rate for the applicable Calendar Quarter, as reported by the Wall Street Journal.

         4.4 Payment Reports.

             4.4.1 Within 30 days after the close of each Calendar Quarter during the Term, Wyeth shall furnish to Neose a written report showing in reasonably specific detail, on a country-by-country basis for the Base Product:

                   4.4.1.1 Payment Components for such quarter.

                   4.4.1.2 Payments due under Section 4.1, including the
             calculation of such amounts.

             4.4.2 Within 45 days after the close of each Calendar Quarter during the Term, Wyeth shall furnish to Neose a written report showing in reasonably specific detail, on a country-by-country and Product-by-Product basis:

                   4.4.2.1 All Net Sales of New Products during such quarter
             expressed in United States Dollars.

                   4.4.2.2 The exchange rate used in determining Net Sales in
             United States Dollars in accordance with Section 4.3.

                   4.4.2.3 Royalties payable in United States Dollars based upon such Net Sales during such quarter.

         4.5 Payment Method. Wyeth shall make all payments under this Agreement in United States Dollars by bank wire transfer in immediately available funds to Hudson United Bank, ABA # 031901482, Acct Name: Neose Technologies, Inc., Acct # 0004187962, or to such other account as Neose shall designate to Wyeth in writing before such payment is due.

         4.6 Records; Audits. Wyeth shall, and shall cause its Affiliates and sublicensees, if any, to, keep complete, true, and accurate books of account and records in connection with the production and Commercial Sales of Products in sufficient detail to permit accurate determination of all figures necessary for verification of payments required to be made by Wyeth under this Agreement, including without limitation Payment Components, and Net Sales. Wyeth shall, and shall cause its Affiliates and sublicensees, if any, to, maintain such records for at least 4 years following the end of the quarter to which such books and records pertain. Neose shall have the right, at its expense, through a certified public accountant reasonably acceptable to Wyeth, to examine the records required to be maintained by Wyeth, its Affiliates and sublicensees under this Section upon reasonable notice and during regular business hours prior to the termination or expiration of this Agreement and for three years thereafter for the purpose of verifying the reports delivered pursuant to Section 4.4, provided that such examination shall not take place more often than once a year. Wyeth may require such certified public accountant to sign a confidential disclosure agreement prior to permitting such certified public accountant to have access to its books, records or facilities. Such accountant shall report to Neose only, for the period covered by the examination, whether or not the reports submitted by Wyeth are accurate and details concerning any discrepancies. In the event such audit uncovers an underpayment, Wyeth shall promptly pay to Neose the amount of such underpayment. If such underpayment exceeds 5% of the amount due, Wyeth shall pay the entire expense of such audit within 20 days after invoice.

         4.7 Taxes. Wyeth may deduct the amount of any taxes imposed on Neose which are required to be withheld or collected by Wyeth or its sublicensees under the laws of any country from amounts owing to Neose hereunder to the extent Wyeth, its Affiliates or sublicensees pay such withholding taxes to the appropriate governmental authority on behalf of Neose. If available, Wyeth shall promptly deliver to Neose a receipt or other proof of payment of such taxes as soon as practicable.

5. INTELLECTUAL PROPERTY GRANTS.

         5.1 Neose Technology. Subject to the terms and conditions of this Agreement, Neose hereby grants to Wyeth the following rights and licenses:

             5.1.1 Exclusive License. Subject to the terms and conditions of this Agreement, including without limitation Sections 5.1.3 , 5.1.4 and 5.1.5, Neose hereby grants Wyeth an exclusive, royalty-bearing license, with the right to sublicense, under the Neose Technology in the Field, (i) to develop, make, have made, use, sell, import and export Product in the Territory, and (ii) to make and use the Reagents in the Territory. Such license does not permit Wyeth to practice or use the Neose Technology outside the Field.

             5.1.2 Direct License to Affiliates. If reasonably necessary for commercialization of the Products, Wyeth may at anytime request from Neose and Neose agrees to grant directly to Wyeth's Affiliates in any country or countries, equivalent rights as granted to Wyeth under Section 5.1.1. Upon receipt of Wyeth's request, Neose shall enter into and sign a separate direct license agreement with the companies designated by Wyeth in the request. All direct license agreements entering into force under this Section 5.1 shall be prepared by Wyeth and Wyeth shall pay all costs directly associated with the preparation of such agreements; further, such agreements shall contain terms and conditions which are identical with those of this Agreement. In those countries in which the validity for such a direct license agreement requires prior government approval or registration, such direct license agreement shall not be binding or have any force or effect until the required governmental approval or registration has been granted.

             5.1.3 Sublicense and Exercise of Have-Made Rights. Wyeth may exercise its have-made rights or sublicense its rights granted under Section
5.1.1 as follows:

                   5.1.3.1 Manufacture of Products. Subject to compliance with
             Section 5.1.4, Wyeth may exercise its have-made rights or sublicense the right to manufacture Products utilizing the Neose Technology granted under Section 5.1.1 to Affiliates or a Third Party.

                   5.1.3.2 Manufacture of Reagents. Subject to compliance with
             Section 5.1.4, Wyeth may exercise its have-made rights for Reagents or sublicense the right to manufacture the Reagents to an Affiliate or a Third Party manufacturer only if Neose is unable to meet its supply obligations under the Supply Agreement.

                   5.1.3.3 Sublicense of All Rights. Subject to compliance with
             Section 5.1.5, with the prior approval of Neose, which approval shall not be unreasonably withheld, Wyeth may exclusively sublicense all of its rights to the Neose Technology in the Field
             (i) to a purchaser of all Wyeth's rights to the Products, or (ii) in conjunction with the license by it of all of its rights to the Products.

             5.1.4 Conditions to Exercise of Have-Made Rights and Sublicense of Manufacturing Rights. Wyeth shall not exercise its have-made rights or sublicense any of its rights to manufacture using the Neose Technology except in compliance with the following:

                   5.1.4.1 Affiliate. If an Affiliate of Wyeth is to manufacture a Product, or Reagents pursuant to Section 5.1.3.2, Wyeth must only notify Neose of the identity of such Affiliate and the specific Product or Reagents to be produced by such Affiliate.

                   5.1.4.2 Notice to Neose. If a Person other than an Affiliate of Wyeth is to manufacture a Product or Reagents utilizing the Neose Technology, Wyeth must first notify Neose of the identity of such Person (the "Supplier"), the specific Product or Reagents to be produced by the Supplier, and the location where the Product or Reagents will be produced by the Supplier.

                   5.1.4.3 Unacceptable Suppliers. If the Supplier is one of the
             Suppliers listed in Exhibit 5.1.4.3, Wyeth shall not utilize such Supplier. Neose may amend Exhibit 5.1.4.3 from time to time by giving Wyeth written notice of such amendment, but only to add a Person who Neose can reasonably demonstrate has breached an agreement comparable to the one described in Section 5.1.4.4 or
             Section 5.1.5.3 relating to Wyeth or another customer of Neose. Wyeth may utilize a Supplier listed in Exhibit 5.1.4.3 to manufacture Reagents in accordance with Section 5.1.3.2 if (i) Wyeth can reasonably demonstrate that such Supplier is the only source other than Neose for such Reagents, and (ii) Neose consents to such Supplier, which consent shall not be unreasonably withheld.

                   5.1.4.4 Required Agreement. Before Wyeth discloses the Neose
             Technology to a Supplier, supplies any Reagents to a Supplier, allows a Supplier to manufacture Products using the Neose Technology, or sublicenses the right to manufacture using the Neose Technology, Wyeth shall require that the Supplier execute and deliver to Neose a non-disclosure and non-use agreement substantially in the form attached as Exhibit 5.1.4.4.

             5.1.5 Conditions to Sublicense of All Rights. Wyeth shall not sublicense all its rights under the Neose Technology except in compliance with the following:

                   5.1.5.1 Notice to and Approval of Neose. Prior to any
             sublicense of all its rights under the Neose Technology, Wyeth must notify Neose of the proposed sublicensee. Neose will have 30 days after such notice to notify Wyeth of (i) its approval of such sublicense, or (ii) the reasons why it withholds its approval, which approval shall not be unreasonably withheld.

                   5.1.5.2 Unacceptable Sublicensees. If the Sublicensee is one
             of the Sublicensees listed in Exhibit 5.1.5.2, Wyeth shall not utilize such Sublicensee. Neose may amend Exhibit 5.1.5.2 from time to time by giving Wyeth written notice of such amendment, but only to add a Person who Neose can reasonably demonstrate (i) has breached an agreement comparable to the one described in Section
             5.1.4.4 or Section 5.1.5.3 relating to Wyeth or another customer of Neose, or (ii) is a competitor of Neose.

                   5.1.5.3 Required Agreement. Upon approval by Neose, but prior to any sublicense, Wyeth shall obtain the approved sublicensee's execution and delivery to Neose of a non-disclosure and non-use agreement substantially in the form attached hereto as Exhibit 5.1.5.3.

             5.1.6 Liability. Wyeth shall remain primarily liable to Neose for the performance by Affiliate, Supplier or Sublicensee in accordance with the terms and conditions of this Agreement, and any sublicense or supply agreement with a Supplier or Sublicensee shall terminate upon the breach by the Supplier or Sublicensee of the Required Agreement, which breach has been demonstrated by Neose.

             5.1.7 Reservation of Rights. Neose hereby reserves to itself all right, title and interest in and to the Neose Technology not expressly granted in Section 5.1. Without limiting the foregoing, in no event shall this Agreement be construed to prohibit Neose from engaging in any of the following activities:
(a) practicing the processes, methods and Know-How of the Neose Technology with glycoproteins outside of the Field, including without limitation with glycoproteins that may be considered competitive with PSGL-Ig; (b) developing, making, using or selling glycoproteins, whether in conjunction with the Neose Technology or otherwise, outside of the Field, even if such glycoproteins can be considered competitive with PSGL-Ig; or (c) entering into and performing agreements with Third Parties regarding any of the foregoing including, without limitation, research agreements, development agreements and licensing agreements.

         5.2 Wyeth Technology. Subject to the terms and conditions of this Agreement, and solely to the extent necessary to enable Neose to carry out its obligations under the Project Plan, Wyeth hereby grants to Neose, for the term of the Project Plan, a non-exclusive, royalty-free, license under the Wyeth Technology to use such Wyeth Technology for the sole purpose of carrying out its obligations under the Project Plan. Wyeth shall retain at all times all of its rights, title and interest to the Wyeth Technology.

         5.3 No Other Right or Licenses. Except for the rights and licenses expressly granted in this Agreement, nothing in this Agreement shall be deemed to grant to any party any other rights or licenses, including, without limitation, any implied licenses.

6. OWNERSHIP OF INTELLECTUAL PROPERTY.

         6.1 No Transfer of Title. All Ownership Rights in the Neose Technology and the Reagents shall remain at all times with Neose. All Ownership Rights in PSGL-Ig, any Product, and the Wyeth Technology shall remain at all times with Wyeth.

         6.2 Improvements.

             6.2.1 Neose Improvements. Any and all Improvements relating to the Neose Technology or any methods or processes of carbohydrate synthesis made, conceived, or reduced to practice, by either Neose or Wyeth or both in the conduct of the Project Plan under this Agreement ("Neose Improvements") shall be owned by Neose and shall be deemed to be part of the Neose Technology for all purposes, including the license granted in Section 5.1. Except as set forth in
Section 6.2.2, any and all Improvements made, conceived, or reduced to practice solely by Neose shall be owned by Neose.

             6.2.2 Wyeth Improvements. Any and all Improvements to the composition of PSGL-Ig or Products made, conceived, or reduced to practice by either Wyeth or Neose or both in the conduct of the Project Plan under this Agreement ("Wyeth Improvements") shall be owned by Wyeth for all purposes. Except as set forth in Section 6.2.1, any and all Improvements made, conceived, or reduced to practice, solely by Wyeth shall be owned by Wyeth.

             6.2.3 Joint Improvements. Except as otherwise provided in this
Section 6.2, each of Neose and Wyeth shall own a *** interest in any Improvements made, conceived, or reduced to practice jointly by Neose and Wyeth in the conduct of the Project Plan under this Agreement, whether patentable or not ("Joint Improvements").

         6.3 Assignment by Wyeth. To the extent that Wyeth may retain any Ownership Rights in any Neose Improvements, Wyeth hereby irrevocably assigns and transfers to Neose any and all such Ownership Rights, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration, and Neose shall be entitled to receive and hold in its own name all such Ownership Rights. With respect to any Ownership Rights that Wyeth may assign and transfer to Neose under this Section 6.3, at the request of Neose, and at Neose's expense, either before or after termination of this Agreement, Wyeth shall assist Neose in acquiring and maintaining patent, copyright, trade secret and trademark protection upon, and confirming Neose's title in and to, any such respective Ownership Rights. Wyeth's assistance shall include, but shall not be limited to, signing all applications, and any other documents and instruments for patent, copyright and any other proprietary rights, cooperating in legal proceedings, and taking any other actions considered necessary or desirable by Neose. For the purpose of facilitating the above assignment, Wyeth agrees that any and all employees and contractors employed or engaged by Wyeth and providing any service in connection with the Project, prior to providing such service, shall have agreed in writing to covenants consistent with Wyeth's covenants set forth in this Section.

         6.4 Assignment by Neose. To the extent that Neose may retain any Ownership Rights in any Wyeth Improvements, Neose hereby irrevocably assigns and transfers to Wyeth any and all such Ownership Rights, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration, and Wyeth shall be entitled to receive and hold in its own name all such Ownership Rights. With respect to any Ownership Rights that Neose may assign and transfer to Wyeth under this Section 6.4, at the request of Wyeth, and at Wyeth's expense, either before or after termination of this Agreement, Neose shall assist Wyeth in acquiring and maintaining patent, copyright, trade secret and trademark protection upon, and confirming Wyeth's title in and to, any such respective Ownership Rights. Neose's assistance shall include, but shall not be limited to, signing all applications, and any other documents and instruments for patent, copyright and any other proprietary rights, cooperating in legal proceedings, and taking any other actions considered necessary or desirable by Wyeth. For the purpose of facilitating the above assignment, Neose agrees that any and all employees and contractors employed or engaged by Neose and providing any service in connection with the Project, prior to providing such service, shall have agreed in writing to covenants consistent with Neose's covenants set forth in this Section.

         6.5 Prosecution and Maintenance of Patent Rights. Each party shall, in its sole discretion, prepare, file, prosecute and maintain all patent applications and patents covering Improvements that the party owns pursuant to
Section 6. With respect to Joint Improvements, the parties shall meet to determine whether patent protection is appropriate and, if so, in which countries, if any, patent applications claiming such joint inventions and discoveries should be filed. Wyeth shall file, prosecute, and maintain, at its expense, such patent applications. Wyeth may at any time, in its sole discretion, discontinue the preparation, prosecution or maintenance of such patent applications, in which case Wyeth will give Neose sufficient notice to enable Neose to, and Neose may, file, prosecute and maintain such applications.

         6.6 Enforcement of Ownership Rights.

             6.6.1 Reports of Infringement. Wyeth shall promptly report in writing to Neose during the Term any infringement or misappropriation or suspected infringement or misappropriation of any Neose Technology of which Wyeth becomes aware and shall provide Neose with its full cooperation in the protection and enforcement of the Neose Technology and all available evidence supporting said infringement, misappropriation, suspected infringement or unauthorized use or misappropriation. Neose shall reimburse Wyeth for its reasonable, documented costs of such cooperation, unless such infringement or misappropriation is by a Supplier or Sublicensee of Wyeth.

             6.6.2 Right to Institute Suit. Neose shall have the sole right to initiate an infringement or other appropriate suit against any Third Party who at any time has infringed or is suspected of infringing or misappropriating, the Neose Technology. Neose shall not enter into any settlement, consent judgment or other voluntary final disposition of such suit that would adversely affect Wyeth's rights under this Agreement without Wyeth's prior written consent, which consent shall not be unreasonably withheld.

             6.6.3 Continued Infringement. If Neose fails to either bring suit against or enter into negotiations for settlement with such Third Party within six months after receipt of notice of such infringement and Wyeth is of the opinion that the alleged infringement or misappropriation of Neose Technology is occurring in the Field then, upon Wyeth's written request, the parties shall seek the opinion of patent counsel acceptable to both parties as to whether there has been or continues to be a misappropriation or infringement of the Neose Technology in the Field by such Third Party. If such patent counsel concurs with Wyeth's opinion, Wyeth shall have the right, but not the obligation, to bring suit against such Third Party under the Neose Technology and join Neose as a party plaintiff. Neose will cooperate with Wyeth in any suit brought against a Third Party and shall have the right to consult with Wyeth and participate in and be represented by counsel in such suit at its own expense. In the event Wyeth recovers any sums in such suit by way of damages or in settlement thereof, such sums shall be used first to reimburse each of Wyeth and Neose for their documented, out-of-pocket legal expenses, with Wyeth retaining any remaining amounts.

         6.7 Wyeth Trademarks. Wyeth shall select and own the trademarks for marketing PSGL-Ig and the Products in the Territory. All expenses for (i) registration of such trademarks, and (ii) bringing, maintaining and prosecuting any action to protect or defend such trademarks, shall be borne by Wyeth and Wyeth shall retain all recoveries therefrom.

7. BLOCKING PATENTS.

         7.1 Mutual Information. Each party shall immediately notify the other if a claim or other proceedings are brought against either party alleging that the use of the Neose Technology in making, using or selling the Product infringes upon the Patent Rights of a Third Party.

         7.2 Defense of Third Party Action. If claims or proceedings are brought against Wyeth by a Third Party alleging that the use of the Neose Technology to produce a Product infringes upon the Patent Rights of a Third Party, the parties shall immediately consult on how to further proceed. Subject to Section 7.4, The final decision whether or not and, as the case may be, how to defend or settle such claim or proceedings shall be with Neose; provided that Neose shall immediately notify Wyeth of such decision sufficiently in advance of any deadlines by which formal responses are due in any such proceedings to enable Wyeth to undertake its own defense. Wyeth shall have the right to join any such proceedings as a party thereto at its own expense by counsel of its own choice. Each party shall provide the other with such assistance as is reasonably necessary and shall cooperate in the defense of any such action or proceeding. Neose shall not enter into any settlement, consent judgment, or other voluntary final disposition of such suit that would adversely affect Wyeth's rights under this Agreement or which would result in Wyeth being liable for damages, without Wyeth's prior written consent, which consent shall not be unreasonably withheld. In the event that Neose obtains a license under the Third Party Patent Rights that are allegedly infringed by the use of the Neose Technology, Neose shall be solely responsible for all payments required thereunder.

         7.3 Declaratory Judgment Action. Neose shall have the right, but not the obligation, to file any declaratory judgment action in any court of competent jurisdiction as to questions of validity or infringement of any Third Party patent relating to the use of the Neose Technology.

             7.3.1 Cooperation. The parties shall closely cooperate in any such declaratory judgment action. In conducting such action, the parties shall render each other all reasonable assistance, free of charge. The final strategy in such action shall be determined by Neose and Neose's legal counsel in coordination with Wyeth and any additional legal counsel of Wyeth.

             7.3.2 Costs. Subject to Article 11 hereof, each party shall bear its own costs and expenses incurred in connection with actions pursuant to Sections 7.2 and 7.3.

         7.4 Third-Party Licenses.

             7.4.1 Wyeth Third-Party Licenses. In the event that Wyeth is of the opinion, at any time during the Term, that a license under any Blocking Patent is necessary or advisable for purposes of enabling Wyeth to exercise its license rights under Section 5.1.1, it shall notify Neose. The parties shall then seek an opinion of patent counsel acceptable to both parties. If such patent counsel concurs with Wyeth's opinion, Wyeth and Neose shall co-operate to obtain such a license for the benefit of Wyeth and, as the case may be, also for Neose, in accordance with the following provisions:

                   7.4.1.1 Neose shall be primarily responsible for obtaining any such Third Party license at its own expense. The matter shall be deemed resolved if Neose is granted a license, whether royalty-free or royalty-bearing, under the relevant Blocking Patent that would make the continued exercise of the rights granted to Wyeth by Neose hereunder non-infringing with respect to such Blocking Patent. Neose shall be solely responsible for all payments required under such license.

                   7.4.1.2 However, in the event that Neose is unable to resolve the matter in accordance with Section 7.4.1.1 within 120 days from receipt of notice from Wyeth upon terms that are commercially reasonable to Neose at Neose's discretion, then Wyeth shall be entitled to negotiate a license in favor of Wyeth under such Blocking Patents; provided that to the extent that Wyeth must pay a royalty under such license, Wyeth may decrease the amount of payments owed under Sections 4.1 and 4.2 up to a maximum of ***% in the aggregate for all such royalties.

                   7.4.1.3 In relation to the negotiation and contracting of any such Blocking Patent license, the provisions of this Section 7.4 shall prevail over the provisions of Section 7.2 to Section 7.3.

8. SUPPLY AGREEMENT. No later than 90 days after Wyeth accepts the first batch of Reagents, the parties will execute and deliver the Supply Agreement under which Neose will be the exclusive supplier to Wyeth of the Reagents needed to produce Products in the Field. Pricing for Reagents will be based on Neose's actual manufacturing costs plus and an agreed-upon markup, but will not exceed $*** per kilogram of sugar nucleotides or $*** per kilogram of Product for enzymes unless a higher price is mutually agreed to. If Neose is unwilling or unable to meet its supply obligations for Reagents contained in the Supply Agreement, Neose will become a nonexclusive supplier and Wyeth may either manufacture the Reagents, or, consistent with Section 5.1.3, contract with a Supplier.

9. CONFIDENTIALITY.

         9.1 Confidential Information. With respect to any and all Confidential Information disclosed by one party to this Agreement (the "Disclosing Party") to the other party (the "Recipient") at any time and from time to time prior to the Effective Date or during the Term, the Recipient for a period of five years from the expiration or earlier termination of this Agreement: (a) shall maintain the secrecy of, and hold in strict confidence, such Confidential Information; (b) shall not use such Confidential Information for any other purpose other than in furtherance of this Agreement; and (c) shall not, without express written authorization from the Disclosing Party, use, disclose or grant the use of such Confidential Information to other Persons except to the Recipient's directors, officers, employees, and advisors to the extent that such disclosure is reasonably necessary in furtherance of this Agreement; provided that such Persons are otherwise bound to Recipient by contract or legal or fiduciary obligation at the time of such disclosure to maintain the secrecy of, and hold in confidence, such Confidential Information. The Recipient shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party's Confidential Information.


         9.2 Permitted Disclosures. The obligations set forth in Section 9.1 shall not apply to the extent that the Recipient: (a) is required to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, provided that the Recipient shall provide written notice thereof and sufficient opportunity to the Disclosing Party to object to any such disclosure or to request confidential treatment thereof; or (b) can demonstrate that: (i) the information was public knowledge or generally known by publication in scientific or other journals or other public media at the time of such disclosure to the Recipient or thereafter became public knowledge or generally known other than as a result of acts directly or indirectly attributable to the Recipient in violation hereof; (ii) the information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the Disclosing Party under this Agreement; (iii) the information was disclosed to the Recipient on an unrestricted basis by a Third Party not under a duty of confidentiality to the Disclosing Party, or (iv) the information was independently developed by Recipient (as shown by its written records) without any use of or access to in information of the Disclosing Party. In addition, provided that Neose maintains the confidentiality of Wyeth's name and the identity of PSGL-Ig, with the prior approval of Wyeth, Neose will have the right to use data about PSGL-Ig generated in the conduct of the Project Plan
(i) to support a patent application by Neose, or (ii) for marketing purposes.

         9.3 Enforcement. Both parties agree that it would be impossible or inadequate to measure and calculate the other party's damages from any breach of the covenants set forth in this Agreement. Accordingly, the Disclosing Party agrees that if the Recipient breaches any of such covenants, the Disclosing Party will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Both parties further agrees that no bond or other security shall be required in obtaining such equitable relief and each party hereby consents to the issuance of such injunction and to the ordering of specific performance.

         9.4 Publicity. Except as required by law, all publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby, shall be reviewed in advance by, and shall be subject to the reasonable approval of, both parties. Attached hereto as Exhibit 9.4 is an approved form of a press release to be issued by Neose upon the execution and delivery of this Agreement.

10. REPRESENTATIONS AND WARRANTIES.

         10.1 Mutual Representations and Warranties. Each party hereby represents and warrants to the other that:

             10.1.1 It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the power and authority to sign, deliver and perform all of its obligations under this Agreement.

             10.1.2 The execution, delivery and performance of this Agreement by it have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by and on behalf of such party

             10.1.3 The execution, delivery and performance by such party of this Agreement does not (i) in any material respect, conflict with or violate any applicable statute, law, rule or regulation, (ii) conflict with or violate its charter or bylaws, or (iii) conflict with or constitute a default under any contract or agreement of such party.

         10.2 Warranties of Neose. Except as set forth in Exhibit 10.2, Neose warrants to Wyeth, as of the Effective Date, that:

             10.2.1 It is the sole and exclusive owner of the Neose Patents, or otherwise Controls the Neose Patents, and has the full corporate power and authority to grant the licenses granted hereunder.

             10.2.2 To Neose's knowledge, the use of the Neose Technology pursuant to the terms of this Agreement does not infringe upon the rights of any Third Party.

             10.2.3 To Neose's knowledge, there are no Blocking Patents that may be asserted by Third Parties to prevent Wyeth from using the Neose Technology to make Products hereunder.

             10.2.4 To Neose's knowledge, no claims or proceedings have been brought by Third Parties alleging the invalidity in whole or in part of any of the Neose Patents.

         10.3 Disclaimer of Warranties. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION 10, EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT.

         10.4 Acknowledgment by Wyeth. Wyeth acknowledges and hereby agrees that Neose makes no representations or warranties as to the outcome of the Project, including without limitation whether the application of the Neose Technology will improve PSGL-Ig.

11. INDEMNIFICATIONS AND LIMITED LIABILITY.

         11.1 Indemnification by Neose. Neose shall indemnify, defend and hold harmless Wyeth and its Affiliates, and each of their respective employees, officers, directors and agents (each, a "Wyeth Indemnified Party") from and against any and all claims, suits, losses, obligations, damages, deficiencies, costs, penalties, liabilities (including strict liabilities), assessments, judgments, amounts paid in settlement, fines, and expenses (including court costs and reasonable fees of attorneys and other professionals) (individually and collectively, "Losses") resulting from or arising in connection with (i) the breach by Neose of any representation or warranty contained in Section 10, and
(ii) any claim by a Third Party alleging that the use of the Neose Technology infringes upon the Patent Rights of such Third Party. Notwithstanding the foregoing, Neose shall have no obligation to indemnify, defend or hold harmless a Wyeth Indemnified Party for any Losses to the extent that such Losses were caused by (i) the negligence or willful misconduct of Wyeth, its Affiliates, sublicensees, or any of their respective employees, officers, directors, or agents, or (ii) a breach by Wyeth of its representations and warranties set forth in Section 10.

         11.2 Indemnification by Wyeth. Wyeth shall indemnify, defend and hold harmless Neose and its Affiliates, and each of their respective employees, officers, directors and agents (each, a "Neose Indemnified Party") from and against any and all Losses resulting from or arising in connection with (i) the breach by Wyeth of its representations and warranties set forth in Section 10,
(ii) the breach by an Affiliate or Supplier of any provision of this Agreement,
(iii) the promotion, distribution, use, testing, marketing, sale, or other disposition of any Product, and (iv) any claim by a Third Party alleging that the use of the Wyeth Technology or the manufacture, sale or use of Products infringes upon the Patent Rights of such Third Party, except to the extent such claims relate to the use of Neose Technology. Notwithstanding the foregoing, Wyeth shall have no obligation to indemnify, defend or hold harmless a Neose Indemnified Party for any Losses to the extent that such Losses were caused by
(i) the negligence or willful misconduct of Neose, its Affiliates, sublicensees, or any of their respective employees, officers, directors, or agents, or (ii) a breach by Neose of its representations and warranties set forth in Section 10.

         11.3 Indemnification Procedure. Each party shall provide prompt written notice to the other of any actual or threatened Loss or claim therefor of which the other becomes aware; provided that the failure to provide prompt written notice shall only be a bar to recovering Losses to the extent that a party was prejudiced by such failure. In the event of any such actual or threatened Loss or claim therefor, each party shall provide the other information and assistance as the other shall reasonably request for purposes of defense and each party shall receive from the other all necessary and reasonable cooperation in such defense including, but not limited to, the services of employees of the other party who are familiar with the transactions or occurrences out of which any such Loss may have arisen. Each party shall have the right to participate in and with respect to the defense of any Loss or Losses with counsel of its choosing whose fees shall be borne by the party with liability for indemnification under Sections 11.1 or 11.2, as the case may be, and no party shall have the right to settle any claim or agree to the entry of any judgment or other relief without the prior consent of the other party, which consent shall not be withheld unreasonably.

         11.4 Consequential Damages. NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), INCLUDING, WITHOUT LIMITATION, LOST PROFITS, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         11.5 Insurance. During the term of the Supply Agreement, Neose agrees to obtain and maintain commercial general liability insurance with reputable and financially secure insurance carriers to cover the use of the Neose Technology in Products, with limits of not less than $*** per occurrence and $*** in the aggregate. Wyeth agrees to maintain during the term of this Agreement commercial general liability insurance with limits of not less than $*** per occurrence and $*** in the aggregate to cover its indemnification obligations under Section
11.2. Insurance shall be procured with carriers having an AM Best Rating of A-VII or better.

12. TERM AND TERMINATION.

         12.1 Term. The term of this Agreement (the "Term") shall commence on the Effective Date and, unless sooner terminated in accordance with Section 12.2, shall terminate on the expiration of the last to expire patent included in the Neose Technology incorporating a Valid Patent Claim.

         12.2 Termination.

             12.2.1 Termination of Project Plan. If the Project is terminated by mutual agreement this Agreement will automatically terminate.

             12.2.2 No Commercial Sale. If there is no Commercial Sale of a Product within *** years after expiration of the Project Plan, either party may terminate this Agreement upon 30 days written notice to the other.

             12.2.3 Termination for Cause.

                   12.2.2.1 Breach. A party shall have the right to terminate this Agreement at any time for a material breach of this Agreement by the other party upon written notice by the non-breaching party to the other party describing such breach in reasonable detail and stating the non-breaching party's intention to terminate this Agreement, provided that the other party shall have a period of 60 days from the date of such notice to cure the breach, or, if such breach is not susceptible of being cured within such 60 day period, and the breaching party utilizes diligent good faith efforts to cure such breach, then such period shall be extended to 120 days. If such breach is cured within the applicable period, the termination notice shall become ineffective. Otherwise, the termination shall become effective upon the expiration without cure of the applicable period.

                   12.2.2.2 Bankruptcy. A party shall have the right to
             terminate this Agreement at any time upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets of the benefit of creditors by the other party, or in the event a receiver or custodian is appointed for such party's business, or if a substantial portion of such party's business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the proceeding is not dismissed within sixty days after the filing thereof.

             12.2.4 Termination by Wyeth. Wyeth may terminate this Agreement at any time without cause upon *** days prior written notice to Neose of such termination, provided that Wyeth shall pay to Neose 100% of all documented Neose Project-Related Costs through the date of termination, less $*** and after deduction for any Neose Project-Related Costs paid by Wyeth pursuant to Section 2.3.

         12.3 Effect of Termination or Expiration.

             12.3.1 Prior Obligations. Termination or expiration of this Agreement shall not relieve the parties of any obligation arising prior to the effective date of such termination or expiration and shall not constitute a waiver of any right of the parties under this Agreement as a result of breach or default.

             12.3.2 Confidential Information. Upon the termination or expiration of this Agreement, each Recipient shall, as the Disclosing Party may direct, destroy or return to the Disclosing Party promptly all tangible materials provided to Recipient by the Disclosing Party that embody the Disclosing Party's Confidential Information and shall erase or delete all of the Disclosing Party's Confidential Information embodied in any magnetic, optical or intangible medium or stored or maintained on any information storage and/or retrieval device, and deliver to the Disclosing Party a certification of such destruction, return, erasure or deletion signed by an officer of the Disclosing Party.

             12.3.3 Survival. No termination under this Agreement shall constitute a waiver of any rights or causes of action that either party may have for any acts or omissions or breach under this Agreement by the other party prior to the termination date. The following Sections of this Agreement shall survive the expiration or any termination of this Agreement in accordance with their respective meanings: Sections 4.6, 4.7, 5.1.6, 5.1.7, 6.1, 6.2, 6.3, 6.4,
6.5, 6.7,9, 11, 12.2.4, 12.3.1, 12.3.2, 15.2, 15.3, 15.6, 15.7, and 15.8.

             12.3.4 Effect on Sublicensees. Any permitted sublicenses granted by Wyeth hereunder shall automatically terminate or expire at the same time this Agreement terminates or expires.

13. DISPUTE RESOLUTION. All disputes arising under this Agreement will first be submitted in writing for dispute resolution to the Designated Representative of each party. If the dispute is not resolved within 30 days, the parties shall be free to take all legal action necessary or appropriate to enforce their respective rights.

14. GOVERNMENT APPROVAL.

         14.1 HSR Filing. Wyeth, in consultation with Neose, shall make the determination as to whether filing under the HSR Act is required. If any HSR filing is required, to the extent necessary, each party shall file, as soon as practicable after the date this Agreement is executed, with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") the notification and report form (the "Report") required under the HSR Act with respect to the transactions as contemplated hereby and shall reasonably cooperate with the other party to the extent necessary to assist the other party in the preparation of its Report and to proceed to obtain necessary approvals under the HSR Act, including but not limited to the expiration or earlier termination of any and all applicable waiting periods required by the HSR Act. Each party shall bear its own expenses, including, without limitation, legal fees, incurred in connection with preparing such filings, except that the HSR filing fees shall be shared equally by the parties.

             14.2 Obligations. Each party shall use its good faith efforts to eliminate any concern on the part of any court or government authority regarding the legality of the proposed transaction, including, if required by federal or state antitrust authorities, promptly taking all steps to secure government antitrust clearance, including, without limitation, cooperating in good faith with any government investigation including the prompt production of documents and information demanded by a second request for documents and of witnesses if requested.

             14.3 Additional Approvals. Each party will cooperate and use respectively all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby. Neither party shall be required, however, to divest or out-license products or assets or materially change its business if doing so is a condition of obtaining approval under the HSR Act or other governmental approvals of the transactions contemplated by this Agreement.

             14.4 Termination. If a Report is required to be filed under the HSR Act, either party hereto may, before the Effective Date, terminate this Agreement by written notice to the other party, if, within one hundred twenty
(120) days after this Agreement is signed by the parties, approval of the transactions contemplated by this Agreement under the HSR Act has not been obtained or the notice and waiting period, as may be extended by the FTC, under the HSR Act has not expired without adverse action regarding this Agreement or the transactions contemplated hereby. If this Agreement is terminated pursuant to this Paragraph 14.4, then, notwithstanding any provision in this Agreement to the contrary, neither party hereto shall have any further obligation to the other party with respect to the subject matter of this Agreement.

15. MISCELLANEOUS.

             15.1 Force Majeure. Any delays in or failures of performance by either party under this Agreement (other than failure to pay amounts due) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: acts of God, earthquake, new regulations or laws of any government, strikes or other concerted acts of workers; fire, floods, explosions; riots; wars; rebellion; and, sabotage, and any time for performances under this Agreement shall be extended by the time of delay reasonably occasioned by such occurrence. Each party agrees to notify the other promptly of any factor, occurrence or event coming to its attention that may affect its ability to meet its obligations under this Agreement.

             15.2 Notices. Any notice, consent or report (each, a "Notice") required or permitted to be given by either party under this Agreement shall be in writing and shall be either personally delivered or sent by facsimile (confirmed by internationally-recognized overnight express mail), or by internationally-recognized overnight express mail (such as Federal Express), to the other party at its address set forth below, or such new address as may from time to time be supplied under this Agreement by the parties. Except as otherwise set forth in the Agreement, any Notice shall be effective upon receipt by the addressee. Provided that all postage or delivery charges are prepaid in full by the sender and the Notice has been addressed as set forth in this
Agreement:

                  (a) if such Notice is sent by facsimile (confirmed by internationally recognized overnight express mail which includes a copy of the report showing the date and time of transmission), then the Notice shall be deemed to be received upon transmission (if received on a business day) or the next business day following transmission; and

                  (b) if such Notice is sent by internationally-recognized overnight express mail, then the Notice shall be deemed to be received two (2) business days after deposit with the express mail service.

                       If to Neose:

                       Neose Technologies, Inc.
                       102 Witmer Road
                       Horsham, PA 19044
                       Attention: President
                       Fax: 215-441-5896

                       with a courtesy copy to (and provided that notification of Neose only shall suffice to constitute effective notice):

                       Pepper Hamilton LLP
                       1235 Westlakes Drive, Suite 400
                       Berwyn, PA  19312-2401
                       Attention: Jeffrey P. Libson, Esquire
                       Fax: 610-640-7835

                       If to Wyeth:

                       Wyeth-Ayerst Laboratories
                       150 Radnor-Chester Road
                       St. Davids, Pa 19087
                       Attn: Senior Vice President Global Business Development
                       Fax:  610-688-9498

                       With a copy to:
                       American Home Products Corporation
                       5 Giralda Farms
                       Madison, New Jersey 07940
                       Attention: Senior Vice President and General Counsel
                       Fax:  973-660-7050

         15.3 Governing Law. This Agreement and any controversy, claim or dispute arising under this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, United States of America, without regard to the conflicts of law principles of any jurisdiction.

         15.4 U.S. Export Laws and Regulations. Each party hereby acknowledges that their rights and obligations under this Agreement may be subject to the laws and regulations of the United States of America relating to the export of products and technical information. Without limitation, each party shall comply, and assist the other party in complying, with all such laws and regulations.

         15.5 Assignment.

             15.5.1 By Wyeth. Except as expressly permitted by Section 5.1, Wyeth shall not assign its rights or obligations under the Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of Neose, which consent shall not be unreasonably withheld, provided that Wyeth may assign (i) any of its rights or obligations under this Agreement in any country to any of its Affiliates, for so long as they remain Affiliates, and
(ii) all its rights or obligations under this Agreement in connection with the merger or similar reorganization or sale of all or substantially all of its assets or a sale of that part of its business relating to the subject matter of the Agreement. Wyeth shall notify Neose in writing upon making such assignment. Any purported assignment in violation of this Section shall be null and void. This Agreement shall bind and inure to the benefit of each party and its respective permitted successors and assigns.

             15.5.2 By Neose. Prior to the completion of the Project Plan, Neose shall not assign its rights or obligations under the Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of Wyeth, which consent shall not be unreasonably withheld, provided that Neose may assign (i) any of its rights or obligations under this Agreement in any country to any of its Affiliates, for so long as they remain Affiliates, and (ii) all its rights or obligations under this Agreement in connection with the merger or similar reorganization or sale of all or substantially all of its assets or a sale of that part of its business relating to the subject matter of the Agreement. Neose shall notify Wyeth in writing upon making such assignment. Any purported assignment in violation of this Section shall be null and void. This Agreement shall bind and inure to the benefit of each party and its respective permitted successors and assigns.

         15.6 Waivers and Amendments. No change, modification, extension, termination or waiver of the Agreement, or any of the provisions in this Agreement contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties to this Agreement.

         15.7 Independent Contractors. The parties to this Agreement are acting as independent contractors and shall not be considered partners, joint venturers or agents of the other. Neither party shall have the right to act on behalf of, or to bind, the other.

         15.8 Severability. The provisions of this Agreement are intended to be severable. If any one or more of the provisions of this Agreement is or becomes invalid, is ruled illegal by a court of competent jurisdiction or is deemed unenforceable under the current applicable law from time to time in effect during the Term, it is the intention of the parties that the remainder of the Agreement shall not be affected thereby and shall continue to be construed to the maximum extent permitted by law at such time. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there shall be substituted or added as part of this Agreement by such court of competent jurisdiction a provision which shall be as similar as possible, in economic and business objectives as intended by the parties to such invalid, illegal or unenforceable provision, but shall be valid, legal and enforceable.

         15.9 Waiver. The waiver by either party to this Agreement of any right under this Agreement or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right under this Agreement or of any other breach or failure by said other party whether of a similar nature or otherwise.

         15.10 No Third Party Beneficiaries. Each of Neose and Wyeth intend that only Neose and Wyeth will benefit from, and are entitled to enforce the provisions of, this Agreement and that no Third Party beneficiary is intended under this Agreement.

         15.11 Descriptive Headings. The headings of the several sections of this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         15.12 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.13 Entire Agreement. The Agreement, including all exhibits to this Agreement (the "Attachments"), embodies the entire understanding between the parties and supersedes any prior understanding and agreements between and among them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between the parties to this Agreement relating to the subject matter of the Agreement, which are not fully expressed in this Agreement. If any provisions of any such Attachment conflict with any provisions set forth in this Agreement, the provisions of this Agreement shall take precedence.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  [THIS PAGE IS FOLLOWED BY THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the undersigned parties, acting through their duly authorized representatives, have executed this Agreement in multiple counterparts.


                         NEOSE TECHNOLOGIES, INC.


                         By:     /s/ P. Sherrill Neff
                                 --------------------------------------------
                                 P. Sherrill Neff
                                 President and Chief Operating Officer


                         AMERICAN HOME PRODUCTS CORPORATION


                         By:     /s/ Jeffrey S. Sherman
                                 --------------------------------------------

                         Name:   Jeffrey S. Sherman
                                 --------------------------------------------

                         Title:  Vice President and Associate General Counsel
                                 --------------------------------------------

                                 Exhibits Index



Exhibit 1.18         -     Neose Patents

Exhibit 1.31         -     Project Plan

Exhibit 1.32         -     PSGL-Ig

Exhibit 2.2          -     Project Plan

Exhibit 2.4.1        -     Joint Working Group

Exhibit 3.3          -     Development Payments

Exhibit 4.1          -     Product Payments

Exhibit 4.2          -     Royalties

Exhibit 5.1.4.3      -     Unacceptable Suppliers

Exhibit 5.1.4.4      -     Required Agreement (Suppliers)

Exhibit 5.1.5.2      -     Unacceptable Sublicensees

Exhibit 5.1.5.3      -     Required Agreement (Sublicensees)

Exhibit 9.4          -     Approved Press Release

Exhibit 10.2         -     Exceptions to Warranties of Neose